                                                                 Exhibit (b)(3)


                              ROHN INDUSTRIES, INC.
                                  AS A GRANTOR

                                       And

                         EACH OF ITS SUBSIDIARIES LISTED
                          ON THE SIGNATURE PAGES HEREOF
                                   AS GRANTORS

                                       And

                               ANY OTHER GRANTORS
                    THAT HEREAFTER BECOME A GRANTOR HEREUNDER

                                      With


                       LASALLE BANK NATIONAL ASSOCIATION,
                             AS ADMINISTRATIVE AGENT





                          -----------------------------

                               SECURITY AGREEMENT

                                   DATED AS OF
                                  MARCH 8, 2001

                          -----------------------------

                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT, dated as of March 8, 2001 (this "AGREEMENT"), is among ROHN INDUSTRIES, INC., a Delaware corporation (the "PARENT"), each of the Parent's domestic Subsidiaries (as defined in the Credit Agreement hereinafter referred to) party hereto, as grantors (together with the Parent, the "GRANTORS" and each a "GRANTOR"), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the Lenders (as defined below).

                             PRELIMINARY STATEMENTS:

         1. The Grantors, the financial institutions from time to time party thereto, as lenders (collectively, the "LENDERS" and each a "LENDER"), and the Administrative Agent are parties to the Credit Agreement of even date herewith (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), under which the Lenders have agreed, on certain terms and subject to certain conditions, to make loans and other extensions of credit to the Borrowers.

         2. To secure its obligations and liabilities under the Credit Agreement and the other Loan Documents, each Grantor has agreed to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in all of such Grantor's assets, as more particularly provided for in this Agreement.

                                   AGREEMENT:

         In consideration of the premises and the mutual agreements contained in this Agreement, the Grantors and the Administrative Agent agree as follows:

                           SECTION 1. INTERPRETATION.

         1.1 DEFINED TERMS. All capitalized terms used in this Agreement and not otherwise defined have the meanings assigned to such terms in the Credit Agreement. As used in this Agreement, the following terms have the meanings specified below (such meanings to apply equally to both the singular and plural forms of the terms defined; whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms):

         ACCOUNT has the meaning set forth in the Uniform Commercial Code and includes, without limitation, all present and future rights to payment for goods sold or leased or services rendered by any Grantor, whether or not earned by performance, together with all security interests or other security held by or granted to such Grantor to secure such rights to payment.

         ACCOUNT DEBTOR has the meaning set forth in the Uniform Commercial
Code.

         ADMINISTRATIVE AGENT has the meaning set forth in the PREAMBLE.

         AGREEMENT has the meaning set forth in the PREAMBLE.

         BLOCKED ACCOUNT AGREEMENT means an agreement, satisfactory in form and substance to the Administrative Agent, among a Grantor, the Administrative Agent and the financial institution in which a Grantor has a Deposit Account, pursuant to which, among other things, (i) the Administrative Agent shall have sole dominion and control over all funds held to the credit of, and all disbursements from, such Deposit Account, and (ii) all of the funds on deposit in such Deposit Account shall be transferred to the Collateral Concentration Account on a daily or other basis specified by the Administrative Agent.

         BLOCKED DEPOSIT ACCOUNT shall mean a Deposit Account subject to a Blocked Account Agreement.

         CHATTEL PAPER has the meaning set forth in the Uniform Commercial Code and includes, without limitation, any writing or group of writings that evidences both a monetary obligation and a security interest in or a lease of specific goods.

         COLLATERAL means all Accounts, Blocked Deposit Accounts and all other Deposit Accounts, together with all monies, securities and instruments at any time deposited in any such Deposit Account or otherwise held for the credit thereof, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Intellectual Property, Investment Property, Instruments, Inventory, Pledged Deposits and Other Collateral, wherever located, in which any Grantor now has or hereafter acquires any right or interest, and the Proceeds, insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto.

         COLLATERAL CONCENTRATION ACCOUNT means the deposit account maintained by the Administrative Agent, which deposit account is under the sole dominion and control of the Administrative Agent.

         CONTRACT RIGHTS means all rights of a Grantor under or in respect of a Contract, including, without limitation, all rights to payment, damages, liquidated damages and enforcement.

         CONTRACTS means all contracts between a Grantor and one or more additional parties.

         CONTROL has the meaning set forth in the Uniform Commercial Code.

         CREDIT AGREEMENT has the meaning set forth in the PRELIMINARY
STATEMENTS.

         DEFAULT means any event that, if it continues uncured, with lapse of time or notice or lapse of time and notice, will constitute an Event of Default.

         DEPOSIT ACCOUNT has the meaning set forth in the Uniform Commercial
Code.

         DOCUMENTS has the meaning set forth in the Uniform Commercial Code and includes, without limitation, all documents of title and goods evidenced thereby, including, without limitation, all bills of lading, dock warrants, dock receipts, warehouse receipts and orders for the delivery of goods, and also any other document that in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

         EQUIPMENT has the meaning set forth in the Uniform Commercial Code and includes, without limitation, all equipment, machinery, furniture and goods used or usable by a Grantor in its business and all other tangible personal property (other than Inventory), and all accessions and additions thereto, including, without limitation, all Fixtures.

         FIXTURES has the meaning set forth in the Uniform Commercial Code and includes, without limitation, all goods that become so related to particular real estate that an interest in such goods arises under any real estate law applicable thereto, including, without limitation, all trade fixtures.

         GENERAL INTANGIBLES has the meaning set forth in the Uniform Commercial Code and includes, without limitation, all intangible personal property (other than Accounts) including, without limitation, all contract rights, rights to receive payments of money, chooses in action, causes of action, judgments, tax refunds and tax refund claims, Intellectual Property, licenses, franchises, computer programs, software, goodwill, customer and supplier contracts, interests in general or limited partnerships, joint ventures or limited liability companies, reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interests in trusts, leasehold interests in real or personal property, rights to receive rentals of real or personal property and guaranty and indemnity claims.

         GRANTORS has the meaning set forth in the Preamble.

         INTELLECTUAL PROPERTY means each Grantor's present and future right, title and interests in and to: trademark, trademark application, trademark registration, and each service mark, service mark application, service mark registration, including, without limitation, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, trade dress, logos, other source and business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, all renewals thereof, all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, the right to sue for past, present and future infringements and dilutions thereof, the goodwill of the Company's business symbolized by the foregoing and connected therewith and all of the Company's rights corresponding thereto throughout the world; all rights under or interests in any trademark license agreements or service mark license agreements with any other party, whether the Company is a licensee or licensor under any such license agreement, together with any goodwill connected with and symbolized by any such trademark license agreements or service mark license agreements; patents and patent applications, and the inventions and improvements described and claimed therein, including, without limitation, those patents and patent applications in the United States Patent and Trademark Office or any similar offices in any other country, and the reissues, divisions, continuations, restorations, extensions, reexaminations and continuations-in-part thereof, all income, royalties, provisional rights, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof and all of the Company's rights corresponding thereto throughout the world; and rights under or interests in any patent license agreements with any other party, whether the Company is a licensee or licensor under any such license agreement, and the right to prepare for sale and sell any and all Patents now or hereafter owned by the Company and now or hereafter covered by such licenses.

         INVESTMENT PROPERTY has the meaning set forth in the Uniform Commercial Code and includes, without limitation, a security, whether certificated or uncertificated, a security entitlement, a securities account, a commodity contract or a commodity account.

         INSTRUMENTS has the meaning set forth in the Uniform Commercial Code and includes, without limitation, all negotiable instruments, certificated and uncertificated securities and any replacements therefor, and other writings that evidence a right to the payment of money and that are not themselves security agreements or leases and are of a type that in the ordinary course of business are transferred by delivery with any necessary indorsement or assignment, including, without limitation, all checks, drafts, notes, bonds, debentures, government securities, certificates of deposit, letters of credit, preferred and common stocks, options and warrants.

         INVENTORY has the meaning set forth in the Uniform Commercial Code and includes, without limitation, any and all goods, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by a Grantor, which are held for sale or lease, furnished under any contract of service, or held as raw materials, work in process or supplies, and all materials used or consumed in a Grantor's business, and includes such property the sale or other disposition of which has given rise to Accounts and that has been returned to or repossessed or stopped in transit by a Grantor.

         LENDERS has the meaning set forth in the PRELIMINARY STATEMENTS.

         OTHER COLLATERAL means any property of any Grantor, other than Real Property, not included within the defined terms Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Instruments, Inventory, Investment Property and Pledged Deposits, including, without limitation, all cash on hand and all Deposit Accounts or other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution and all of each of the following: (i) all Contracts, together with all Contract Rights arising thereunder; (ii) all rights to any letter of credit, including, without limitation, all rights to "proceeds of a letter of credit", as such term is now or hereafter defined in the Uniform Commercial Code; (iii) any "support obligation", as such term is now or hereafter defined in the Uniform Commercial Code; (iv) all rights, claims and interests in or under any policy of insurance; (v) any "commercial tort claim", as such term is now or hereafter defined in the Uniform Commercial Code; (vi) any claim arising out of any other tort; and (vii) all rights represented by a judgment; it being intended that the Collateral granted by each Grantor under this Agreement include all property of such Grantor other than Real Property.

         PLEDGED DEPOSITS means all time deposits of money, whether or not evidenced by certificates, that any Grantor may from time to time designate as pledged to the Administrative Agent or to any Lender as security for any Obligation, and all rights to receive interest on said deposits.

         PROCEEDS has the meaning set forth in the Uniform Commercial Code and includes, without limitation, (i) whatever is acquired upon the sale, lease, license, exchange, or other disposition of any Collateral, (ii) whatever is collected on, or distributed on account of, any Collateral, (iii) rights arising out of any Collateral, (iv) claims arising out of the loss or nonconformity of, defects in, or damage to any Collateral, (v) claims and rights to any proceeds of any insurance, indemnity, warranty or guaranty payable to a Grantor (or the Administrative Agent, as assignee, loss payee or an additional insured) with respect to any of the Collateral, (vi) claims and rights to payments (in any form whatsoever) made or due and payable to a Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (vii) all cash, money, checks and negotiable instruments received or held on behalf of the Administrative Agent pursuant to any lockbox or similar arrangement relating to the payment of Accounts or other Collateral, and (vii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         RECEIVABLES means the Accounts, Chattel Paper, Documents, Investment Property, Instruments or Pledged Deposits, and any other rights or claims to receive money that are General Intangibles or that are otherwise included as Collateral.

         REVISED ARTICLE 9 means the version of the 1999 Official Text of
Article 9 of the Uniform Commercial Code with conforming amendments to Articles 1, 2, 2A, 4, 5, 6, 7 and 8 adopted in the State of Illinois.

         SECURITY has the meaning set forth in the Uniform Commercial Code.

         UNIFORM COMMERCIAL CODE means the Uniform Commercial Code as enacted in any applicable jurisdiction. Unless the context requires otherwise, all references in this Agreement to the Uniform Commercial Code shall mean the Uniform Commercial Code as enacted in the State of Illinois, as it may be amended from time to time.

         1.2 UNIFORM COMMERCIAL CODE TERMS. Except as otherwise indicated, all terms not specifically defined in this Agreement that are defined, or used, in Revised Article 9 have the respective meanings assigned to such terms in Revised
Article 9.

         1.3 ACCOUNTING TERMS. Except as otherwise indicated, all accounting terms not specifically defined in this Agreement shall be construed in accordance with, and certificates of compliance with covenants shall be based upon, GAAP.

         1.4 COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the words "from" or "commencing on" means "from and including" and the words "to", "through", "ending on" and "until" each mean "to but excluding."

         1.5 HEADINGS AND REFERENCES. Section and other headings are for reference only, and do not affect the interpretation or meaning of any provision of this Agreement. Any Section or clause references are to this Agreement, unless otherwise specified. References to an annex, schedule or exhibit are, unless otherwise specified, to an Annex, Schedule or Exhibit attached to this Agreement. References in this Agreement to this Agreement and the other Loan Documents or any other agreement include this Agreement and the other Loan Documents and other agreements as the same may be amended, restated, supplemented or otherwise modified from time to time under their respective terms. A reference to any law, statute or regulation means that law, statute or regulation as it may be amended, supplemented or otherwise modified from time to time, and any successor law, statute or regulation. A reference to a Person includes the successors and assigns of such Person, but such reference shall not increase, decrease or otherwise modify in any way the provisions in this Agreement or any other Loan Document governing the assignment of rights and obligations under or the binding effect of any provision of this Agreement or any other Loan Document. The provisions of this Agreement relating to Subsidiaries apply only during such times as a Grantor has one or more Subsidiaries.

         1.6 CONSTRUCTION. Each covenant contained in this Agreement shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision in this Agreement or any other Loan Document refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. The term "including" is not limiting and means "including without limitation."

                          SECTION 2. SECURITY INTEREST.

         2.1. GRANT OF SECURITY INTEREST. Each Grantor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and (to the extent specifically provided herein) their Affiliates, a security interest in all of such Grantor's right, title and interest in and to the Collateral, wherever located, whether now or hereafter existing, owned, licensed, leased (to the extent of such Grantor's leasehold interest in such property), consigned (to the extent of such Grantor's ownership interest in such property), arising or acquired, to secure the prompt and complete payment and performance of the Obligations.

         2.2 CERTAIN LIMITED EXCLUSIONS. Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, any of such Grantor's right, title or interest (a) in any Intellectual Property if the grant of such security interest shall constitute or result in the abandonment, invalidation or rendering unenforceable any right, title or interest of any Grantor therein or (b) in any license, contract or agreement to which such Grantor is a party or any of its rights or interests thereunder, to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement, or otherwise, result in a breach or termination of the terms of, or constitute a default under or termination of any such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-318(4) of the Uniform Commercial Code or any successor provision or provisions, including, without limitation, Section 9-406 of Revised Article 9), of any relevant jurisdiction or any other applicable law (including Title 11 of the United States Code or any successor statute) or principles of equity; PROVIDED that, immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.

         2.3 NO ASSUMPTION OF LIABILITY. The security interest granted by each Grantor under this Agreement is granted as security only and shall not subject the Administrative Agent, or in any way alter or modify, any obligation or liability of such Grantor with respect to or arising out of any of the Collateral.

         2.4 REVISIONS OF UNIFORM COMMERCIAL CODE. For avoidance of doubt it is expressly understood and agreed that, to the extent the Uniform Commercial Code is revised subsequent to the date hereof such that the definition of any of the foregoing terms included in the description of Collateral is changed, the parties hereto desire that any property that is included in such changed definitions that would not otherwise be included in the foregoing grant on the date hereof be included in such grant immediately upon the effective date of such revision, it being the intention of the Grantors that the description of Collateral set forth above be construed to include the broadest possible range of assets (except as specifically excluded by Section 2.2 of this Agreement). Notwithstanding the immediately preceding sentence, the foregoing grant is intended to apply immediately on the date hereof to all Collateral to the fullest extent permitted by applicable law regardless whether any particular item of Collateral is currently subject to the Uniform Commercial Code.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES.

         Each Grantor represents and warrants to the Administrative Agent and the Lenders as follows:

         3.1 TITLE, AUTHORIZATION, VALIDITY AND ENFORCEABILITY. Such Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under SECTION 4.1(F), and has full power and authority to grant to the Administrative Agent the security interest in such Collateral pursuant hereto. The execution and delivery by such Grantor of this Agreement has been duly authorized by proper corporate proceedings, partnership or limited liability company proceedings, and this Agreement constitutes a legal, valid and binding obligation of such Grantor and creates a security interest that is enforceable against such Grantor in all now owned and hereafter acquired Collateral, as such enforceability may be limited by bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit A, the Administrative Agent will have a fully perfected first priority security interest in that Collateral in which a security interest may be perfected by such filing, subject only to Liens permitted under SECTION 4.1(F).

         3.2 CONFLICTING LAWS AND CONTRACTS. Neither the execution and delivery by such Grantor of this Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate any law, rule or regulation or will result in a default with respect to any judgment, writ, injunction or decree of any Governmental Authority the violation of which, or a default with respect to which, could reasonably be expected to have a Material Adverse Effect.

         3.3 NAME AND PRINCIPAL LOCATION. Such Grantor's full and complete corporate or organization name, mailing address, and the location of its chief executive office and of the books and records relating to its Receivables, is disclosed in Exhibit B. Such Grantor has no other places of business except those set forth in Exhibit B.

         3.4 PROPERTY LOCATIONS. The Inventory, Equipment and Fixtures of such Grantor are located solely at the locations described in EXHIBIT B. All of said locations are owned by such Grantor except for locations (a) that are leased by such Grantor as lessee and designated in Part B of EXHIBIT B, (b) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part C of EXHIBIT B, with respect to that Inventory such Grantor has delivered bailment agreements, warehouse receipts, financing statements, waiver agreements or other documents satisfactory to the Lenders to protect the Administrative Agent's and the Lenders' security interest in such Inventory or (c) that are described on Part D of EXHIBIT B.

         3.5 NO OTHER NAMES. Since January 1, 1995, such Grantor has not conducted business under any name except the name in which it has executed this Agreement and the names set forth on EXHIBIT C.

         3.6 NO DEFAULT. No Default or Event of Default exists.

         3.7 ACCOUNTS AND CHATTEL PAPER. The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper are correctly stated in all records of such Grantor relating thereto and in all invoices and reports with respect thereto furnished to the Administrative Agent by such Grantor from time to time (including, without limitation, the reports described in Section 10.1 of the Credit Agreement). As of the time when each Account or each item of Chattel Paper arises, such Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all material respects what they purport to be.

         3.8 FILING REQUIREMENTS. None of the Equipment of such Grantor is covered by any certificate of title, except for vehicles. None of the Collateral of such Grantor is of a type for which security interests or liens may be perfected by filing under any federal statute except for (a) vehicles, if any, described in Part A of EXHIBIT D and (b) United States patents, trademarks and copyrights held by such Grantor and described in Part B of EXHIBIT D. The legal description, county and street address of the property on which any Fixtures are located are set forth in EXHIBIT E together with the name and address of the record owner of each such property.

         3.9 NO FINANCING STATEMENTS. No financing statement describing all or any portion of the Collateral of such Grantor that has not lapsed or been terminated naming such Grantor as debtor has been filed in any jurisdiction except (a) financing statements naming the Administrative Agent on behalf of the Lenders as the secured party and (b) as permitted by SECTION 4.1(F).

         3.10 FEDERAL EMPLOYER IDENTIFICATION NUMBER. Such Grantor's federal employer identification number is set forth on EXHIBIT F.

         3.11 PERFECTION OF SECURITY INTEREST UNDER UNIFORM COMMERCIAL CODE. (A) All notifications and other actions, including, without limitation, (i) all deposits of certificates and instruments evidencing any Collateral (duly endorsed or accompanied by appropriate instruments of transfer), (ii) all notices to and acknowledgments of any bailee or other Person, (iii) all acknowledgments and agreements respecting the right of the Administrative Agent to "control", as such term is now or hereafter defined in the Uniform Commercial Code, any Collateral and (iv) all filings, registrations and recordings that are (x) required by the terms of this Agreement to have been given, made, obtained, done and accomplished and (y) necessary to create, preserve, protect and perfect the security interest granted by such Grantor to the Administrative Agent hereby in respect of its portion of the Collateral, have been given, made, obtained, done and accomplished, except for (1) the filing of UCC-1 financing statements under the Uniform Commercial Code, which financing statements have been delivered to the Administrative Agent in completed and duly executed form, (2) the recordation of the Patent Security Agreement and the Trademark Security Agreement with the United States Patent and Trademark Office, which recordation will take place and be in full force and effect within ten days of the Initial Closing Date and (3) actions necessary to perfect security interests in vehicles and Collateral created under the laws of any jurisdiction outside the United States.

         (B) After giving effect to all such actions, but subject to the effect of SECTION 4.1(D) of this Agreement, the security interest granted by such Grantor to the Administrative Agent pursuant to this Agreement in and to its portion of the Collateral will be perfected, to the extent a security interest in such Grantor's portion of the Collateral can be perfected under the Uniform Commercial Code of any applicable jurisdiction.

         3.12 SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Grantors contained in this Agreement shall survive the execution and delivery of this Agreement.

                              SECTION 4. COVENANTS.

         From the date of this Agreement, and thereafter until this Agreement is terminated:

         4.1 GENERAL.

         (A) INSPECTION. The Grantors will permit the Administrative Agent or any Lender, by its representatives and agents, in accordance with the terms of the Credit Agreement, (i) to inspect the Collateral, (ii) to examine and make copies of the records of any Grantor relating to the Collateral and (iii) to discuss the Collateral and the related records of the Grantors with, and to be advised as to the same by, the Grantors' officers and employees (and, in the case of any Receivable if an Event of Default exists, with any Person or entity that is or may be obligated thereon), all at such reasonable times and intervals as the Administrative Agent or such Lender may reasonably request, and all at the Grantors' expense.

         (B) TAXES. The Grantors will pay when due all taxes, assessments and governmental charges and levies upon the Collateral in accordance with the terms of the Credit Agreement.

         (C) RECORDS AND REPORTS; NOTIFICATION OF DEFAULT. The Grantors will maintain complete and accurate books and records with respect to the Collateral, and furnish to the Administrative Agent, with sufficient copies for each of the Lenders, such reports relating to the Collateral as the Administrative Agent shall from time to time reasonably request. The Grantors will give prompt notice in writing to the Administrative Agent and the Lenders of the occurrence of any Default.

         (D) FURTHER ASSURANCES; FINANCING STATEMENTS AND OTHER ACTIONS. (i) Each Grantor agrees that from time to time, at the expense of such Grantor, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral located in or created under the laws of the United States or any State thereof (other than motor vehicles). Without limiting the generality of the foregoing, each Grantor shall:

           (a) execute and file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Administrative Agent may reasonably request, to perfect and preserve the security interests granted or purported to be granted hereby;

           (b) take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State and for Intellectual Property other than Trademarks the foreign counterparts on any of the foregoing;

           (c) at any reasonable time, upon request by the Administrative Agent, exhibit the Collateral to and allow inspection of the Collateral by the Administrative Agent or Persons designated by the Administrative Agent; and

           (d) at the Administrative Agent's request, appear in and defend any action or proceeding that may affect such Grantor's title to or the Administrative Agent's security interest in all or any part of the Collateral.

           (ii) In addition, to the extent permitted by applicable law, each Grantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor. Each Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by such Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions. Each Grantor shall furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

           (iii) Each Grantor hereby authorizes the Administrative Agent to file a record or records (as defined in Revised Article 9), including, without limitation, financing statements, in all jurisdictions and with all filing offices as the Administrative Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Administrative

Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Administrative Agent herein, including, without limitation, describing such property as "all assets" or "all personal property."

           (iv) Each Grantor hereby authorizes the Administrative Agent to, and the Administrative Agent shall, modify this Agreement after obtaining such Grantor's approval or request of or signature to such modification by amending any Exhibit hereto (as amended or supplemented from time to time) to include reference to any new information about such Grantor and its business locations and any right, title or interest in any existing Collateral or any Collateral acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Collateral in which any Grantor no longer has or claims any right, title or interest.

           (v) Each Grantor shall, through the compliance of the covenants contained herein and through any other actions that may be necessary or desirable, continuously maintain from the date made the truthfulness and accuracy of every representation, warranty and certification made herein until the termination of this Agreement by its terms.

         (E) DISPOSITION OF COLLATERAL. No Grantor will sell, lease or otherwise dispose of the Collateral except (i) until such time following the occurrence of an Event of Default as any Grantor receives a notice from the Administrative Agent instructing the Grantors to cease such transactions, sales or leases of Inventory in the ordinary course of business and (ii) so long as no Event of Default has occurred and is continuing, other dispositions specifically permitted pursuant to Section 10.11 of the Credit Agreement.

         (F) LIENS. No Grantor will create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Agreement and
(ii) other Liens permitted under Section 10.8 of the Credit Agreement.

         (G) CHANGE IN LOCATION OR NAME. No Grantor will (i) have any Inventory, Equipment or Fixtures or Proceeds or products thereof (other than Inventory and Proceeds thereof disposed of as permitted by SECTION 4.1(E) at a location other than a location specified in EXHIBIT B), (ii) maintain records relating to the Receivables at a location other than at the location specified on EXHIBIT B,
(iii) maintain a place of business at a location other than a location specified on EXHIBIT B, (iv) change its name, identity, corporate structure or taxpayer identification number or (v) change its mailing address, unless in each case such Grantor shall have given the Administrative Agent not less than 30 days' prior written notice thereof, and has taken the actions required by SECTION 4.1(D) to maintain the validity, perfection or priority of the Administrative Agent's security interest in the Collateral.

         (H) OTHER FINANCING STATEMENTS. No Grantor will sign or authorize the signing on its behalf of any financing statement naming it as debtor covering all or any portion of the Collateral, except to perfect a Lien permitted by
SECTION 4.1(F).

         4.2 RECEIVABLES.

         (A) CERTAIN AGREEMENTS ON RECEIVABLES. Except as otherwise provided in the Credit Agreement, no Grantor will make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, so long as no Default or Event of Default has occurred and is continuing, the Grantors may reduce the amount of Accounts arising from the sale of Inventory in accordance with their present policies and in the ordinary course of business.

         (B) COLLECTION OF RECEIVABLES. Except as otherwise provided in this Agreement or in the Credit Agreement, the Grantors will collect and enforce, at the Grantors' sole expense, all amounts due or hereafter due to any Grantor under the Receivables.

         (C) DELIVERY OF INVOICES. The Grantors will deliver to the Administrative Agent immediately upon its request after the occurrence and during the continuance of an Event of Default duplicate invoices with respect to each Account bearing such language of assignment as the Administrative Agent shall specify.

         (D) DISCLOSURE OF COUNTERCLAIMS ON RECEIVABLES. If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable exists or (ii) if, to the knowledge of any Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable, such Grantor will disclose such fact to the Administrative Agent in writing in connection with the inspection by the Administrative Agent pursuant to SECTION 4.1(A) of any record of any Grantor relating to such Receivable and in connection with any invoice or report furnished by any Grantor to the Administrative Agent relating to such Receivable.

         4.3 INVENTORY AND EQUIPMENT.

         (A) MAINTENANCE OF GOODS. The Grantors will do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment useful and necessary in their business in good working order and condition, ordinary wear and tear excepted.

         (B) INSURANCE. The Grantors will maintain insurance with respect to the Collateral in accordance with the terms of Section 10.3 of the Credit Agreement.

         (C) TITLED VEHICLES. Following the occurrence and during the continuance of an Event of Default, the Grantors will give the Administrative Agent notice of any acquisition of any vehicle covered by a certificate of title and deliver to the Administrative Agent, upon request, the original of any vehicle title certificate and do all things necessary to have the Lien of the Administrative Agent noted on any such certificate of title.

         4.4 INSTRUMENTS, SECURITIES, CHATTEL PAPER, DOCUMENTS AND PLEDGED DEPOSITS. The Grantors will (a) deliver to the Administrative Agent immediately upon execution of this Agreement the originals of all Chattel Paper, Securities and Instruments (if any then exist), (b) hold in trust for the Administrative Agent upon receipt and immediately thereafter deliver to the Administrative Agent any Chattel Paper, Securities and Instruments constituting Collateral, (c) upon the designation of any Pledged Deposits (as set forth in the definition thereof), deliver to the Administrative Agent such Pledged Deposits that are evidenced by certificates included in the Collateral endorsed in blank, marked with such legends and assigned as the Administrative Agent shall specify and (d) upon the Administrative Agent's request, after the occurrence and during the continuance of a Default or an Event of Default, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and immediately deliver to the Administrative Agent) any Document evidencing or constituting Collateral.

         4.5 UNCERTIFICATED SECURITIES AND CERTAIN OTHER INVESTMENT PROPERTY. The Grantors will permit the Administrative Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property not represented by certificates that are Collateral to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Agreement. The Grantors will take any actions necessary to cause (a) the issuers of uncertificated securities that are Collateral and that are Securities and (b) any financial intermediary that is the holder of any Investment Property to cause the Administrative Agent to have and retain Control over such Securities or other Investment Property. Without limiting the foregoing, the Grantors will, with respect to Investment Property held with a financial intermediary, cause such financial intermediary to enter into a control agreement with the Administrative Agent in form and substance satisfactory to the Administrative Agent.

         4.6 PLEDGED DEPOSITS. No Grantor will withdraw all or any portion of any Pledged Deposit or fail to rollover said Pledged Deposit without the prior written consent of the Administrative Agent.

         4.7 DEPOSIT ACCOUNTS. No Grantor will maintain a deposit account or other account (general or special, time or demand, provisional or final) with a bank or other financial institution except in accordance with Section 10.24 of the Credit Agreement and those accounts listed on EXHIBIT G. The Grantors will
(a) upon the Administrative Agent's request, notify each bank or other financial institution in which any Grantor maintains such a deposit account or other account (general or special, time or demand, provisional or final) of the security interest granted to the Administrative Agent hereunder and use reasonable efforts to cause each such bank or other financial institution to acknowledge such notification in writing and (b) upon the Administrative Agent's request after the occurrence and during the continuance of a Default or Event of Default, deliver to each such bank or other financial institution a letter, in form and substance acceptable to the Administrative Agent, transferring dominion and control over each such account to the Administrative Agent until such time as no Default or Event of Default exists. In the case of accounts maintained with Lenders, the terms of such letter shall be subject to the provisions of the Credit Agreement regarding setoffs.

         4.8 FEDERAL, STATE OR MUNICIPAL CLAIMS. The Grantors will notify the Administrative Agent of any Collateral that constitutes a claim against the United States of America government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

         4.9 PROTECTIVE ADVANCES BY THE ADMINISTRATIVE AGENT. At its option, but without being obligated to do so, the Administrative Agent may, upon prior notice to any applicable Grantor, (a) pay and discharge past due taxes, assessments and governmental charges, at any time levied on or with respect to any of the Collateral of such Grantor that such Grantor has failed to pay and discharge in accordance with the requirements of this Agreement or any of the other Loan Documents and (b) pay and discharge any claims of other creditors of such Grantor that such Grantor has failed to pay and discharge or contest in accordance with the requirements of this Agreement and any other Loan Document and that are secured by any Lien or any Collateral that is not permitted under SECTION 4.1(F) hereof, and each Grantor agrees to reimburse the Administrative Agent, on demand, for all reasonable payments and expenses incurred by the Administrative Agent with respect to such Grantor or any of its Collateral pursuant to the foregoing authorization; PROVIDED, HOWEVER, that nothing in this section shall be construed as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent to cure or perform, any covenants or other agreements of any Grantor with respect to any of the foregoing matters as set forth herein or in any of the other Loan Documents.

                      SECTION 5. COLLECTION OF RECEIVABLES.

         5.1 CASH CONCENTRATION ACCOUNT. The Grantors shall maintain their cash concentration account as required by Section 10.29 of the Credit Agreement.

         5.2 COLLECTION OF RECEIVABLES. The Administrative Agent may at any time in its sole discretion after the occurrence and during the continuance of an Event of Default, by giving the Grantors written notice, elect to require that the Receivables be paid directly to the Administrative Agent for the benefit of the Lenders. In the event of such notice, the Grantors shall, and shall permit the Administrative Agent to, promptly notify the account debtors or obligors under the Receivables of the Administrative Agent's interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under the Receivables directly to the Administrative Agent. Upon receipt of any such notice from the Administrative Agent for so long as such Event of Default continues, the Grantors shall thereafter hold in trust for the Administrative Agent, on behalf of the Lenders, all amounts and Proceeds received by any of them with respect to the Receivables and Other Collateral and immediately and at all times thereafter deliver to the Administrative Agent all such amounts and Proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Administrative Agent shall hold and apply funds so received as provided by the terms of SECTIONS 5.3 and 6.4.

         5.3. SPECIAL COLLATERAL ACCOUNT. Following the occurrence and during the continuance of an Event of Default, the Administrative Agent may require all cash proceeds of the Collateral to be deposited in a special noninterest bearing cash collateral account with the Administrative Agent and held there as security for the Obligations. The Grantors shall have no control whatsoever over said cash collateral account and the Administrative Agent may (and shall, at the direction of the Required Lenders), from time to time, apply the collected balances in said cash collateral account to the payment of the Obligations.

                   SECTION 6. REMEDIES UPON EVENT OF DEFAULT.

         6.1 REMEDIES GENERALLY; OBTAINING OF THE COLLATERAL. Each Grantor agrees that, if any Event of Default shall have occurred and be continuing, THEN and in every such case, subject to any mandatory requirements of applicable law then in effect, the Administrative Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may exercise any or all of the following rights (all of which each Grantor hereby agrees is commercially reasonable):

         (a) personally, or by agents or attorneys, immediately retake possession of the Collateral or any part thereof, from such Grantor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Grantor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Grantor;

         (b) instruct the obligor or obligors on any Account, agreement, instrument or other obligation (including, without limitation, Account Debtors) constituting the Collateral to make any payment required by the terms of such Account, agreement, instrument or other obligation directly to the Administrative Agent and/or directly to a Blocked Deposit Account;

         (c) sell, assign or otherwise liquidate, or direct such Grantor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation;

         (d) direct any financial institution that maintains a Blocked Deposit Account to transfer funds from such Blocked Deposit Account to the Administrative Agent pursuant to the provisions of the applicable Blocked Account Agreement;

         (e) withdraw any or all monies, securities and/or instruments in the Collateral Concentration Account for application to the Obligations in accordance with SECTION 6.4 hereof;

         (f) pay and discharge taxes, Liens or claims on or against any of the Collateral;

         (g) pay, perform or satisfy, or cause to be paid, performed or satisfied, for the benefit of any Grantor, any of the obligations, terms, covenants, provisions or conditions to be paid, observed, performed or satisfied by such Grantor under any contract, agreement or instrument relating to its Collateral, all in accordance with the terms, covenants, provisions and conditions thereof, as and to the extent that such Grantor fails or refuses to perform or satisfy the same;

         (h) enter into any extension of, or any other agreement in any way relating to, any of the Collateral;

         (i) make any compromise or settlement the Administrative Agent deems desirable or proper with respect to any of the Collateral; and/or

         (j) take possession of the Collateral or any part thereof by directing such Grantor or any other Person in possession thereof in writing to deliver the same to the Administrative Agent at any place or places designated by the Administrative Agent, in which event such Grantor shall at its own expense:

                           (i) forthwith cause the same to be moved to the place or places so designated by the Administrative Agent and there delivered to the Administrative Agent;

                           (ii) store and keep any Collateral so delivered to the Administrative Agent at such place or places pending further action by the Administrative Agent as provided in SECTION 6.2; and

                           (iii) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition;

PROVIDED, HOWEVER, that none of the foregoing remedies in this Section 6.1 shall be exercised if such action is inconsistent with Section 12 of the Credit Agreement, and it being understood that such Grantor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Administrative Agent shall be entitled to a decree requiring specific performance by such Grantor of said obligation.

         6.2 DISPOSITION OF THE COLLATERAL. Upon the occurrence and during the continuance of an Event of Default and provided such action is consistent with
Section 12 of the Credit Agreement, any Collateral repossessed by the Administrative Agent under or pursuant to SECTION 6.1 and any other Collateral whether or not so repossessed by the Administrative Agent may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale of the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Administrative Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Administrative Agent or after any overhaul or repair that the Administrative Agent shall determine to be commercially reasonable. Any such disposition that shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than five days' written notice to such Grantor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the five days after the giving of such notice, to the right of the relevant Grantor or any nominee of the relevant Grantor to acquire the Collateral involved at a price or for such other consideration at least equal to the offered sale price or other consideration so specified. Any such disposition that shall be a public sale permitted by such requirements shall be made upon not less than five days' written notice to the relevant Grantor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (that may, at the Administrative Agent's option, be subject to reserve), after publication of notice of such auction not less than five days prior thereto in two newspapers in general circulation in the city where such Collateral is located. To the extent permitted by any such requirement of law, the Administrative Agent may bid for and become the purchaser (by bidding in Obligations or otherwise) of the Collateral or any item thereof, offered for sale in accordance with this SECTION 6.2 without accountability to the relevant Grantor (except to the extent of surplus money received as provided in SECTION 6.4). If, under mandatory requirements of applicable law, the Administrative Agent shall be required to make disposition of the Collateral within a period of time that does not permit the giving of notice to the Grantor as hereinabove specified, the Administrative Agent need give the relevant Grantor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law.

         6.3 WAIVER OF CLAIMS. Except as otherwise provided in this Agreement, EACH GRANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE ADMINISTRATIVE AGENT'S TAKING POSSESSION OR THE ADMINISTRATIVE AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT THE GRANTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and each Grantor hereby further waives, to the extent permitted by law:

         (a) all damages occasioned by such taking of possession except any damages that are determined by a final judgment of a court of competent jurisdiction to be the result of the Administrative Agent's gross negligence or wilful misconduct;

         (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent's rights hereunder; and

         (c) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Grantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against the relevant Grantor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the relevant Grantor.

         6.4 APPLICATION OF PROCEEDS. All Collateral and proceeds of Collateral obtained and realized by the Administrative Agent in connection with the enforcement of this Agreement pursuant to this Section 6 shall be applied as follows:

         (a) FIRST, to the payment to the Administrative Agent, for application to the Obligations as provided in Section 12.3 of the Credit Agreement; and

         (b) SECOND, to the extent remaining after the application pursuant to the preceding clause (a) and following the termination of this Agreement pursuant to SECTION 8.11 hereof, to the relevant Grantor or to whomever may be lawfully entitled to receive such payment.

         6.5 REMEDIES CUMULATIVE. Each and every right, power and remedy hereby specifically given to the Administrative Agent shall be in addition to every other right, power and remedy specifically given under this Agreement or the other Loan Documents or now or hereafter existing at law or in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Administrative Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Administrative Agent in the exercise of any such right, power or remedy, or partial or single exercise thereof, and no renewal or extension of any of the Obligations, shall impair or constitute a waiver of any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on any Grantor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Administrative Agent to any other or further action in any circumstances without notice or demand. In the event that the Administrative Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Administrative Agent may recover reasonable expenses, including attorneys' fees, and the amounts thereof shall be included in such judgment.

         6.6 DISCONTINUANCE OF PROCEEDINGS. If the Administrative Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then and in every such case the relevant Grantor, the Administrative Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Administrative Agent shall continue as if no such proceeding had been instituted.

         6.7 PURCHASERS OF COLLATERAL. Upon any sale of any of the Collateral by the Administrative Agent hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Administrative Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication or nonapplication thereof.

                               SECTION 7. GENERAL.

         7.1 NOTICES. All notices and other communications provided for hereunder shall given in accordance with the terms of the Credit Agreement.

         7.2 ENTIRE AGREEMENT. This Agreement and the other Loan Documents set forth the entire agreement of the Borrowers, the Agents and the Lenders with respect to the matters addressed in this Agreement, the Credit Agreement and the other Loan Documents. This Agreement and the other Loan Documents supersede all prior written or oral agreements, instruments or other documents respecting such matters.

         7.3 AMENDMENTS AND WAIVERS. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by (a) each Grantor affected thereby (it being understood that the addition or release of any Grantor hereunder shall not constitute a change, waiver, modification or variance affecting any Grantor other than the Grantor so added or released) and (b) the Administrative Agent.

         7.4 OBLIGATIONS ABSOLUTE. The obligations of each Grantor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, other than indefeasible payment in full of, and complete performance of, all of the Obligations, including, without limitation:

         (a) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from other Loan Documents or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

         (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Agreement except as expressly provided in such renewal, extension, amendment, modification, addition, supplement, assignment or transfer;

         (c) any furnishing of any additional security to the Administrative Agent or its assignee or any acceptance thereof or any release of any security by the Administrative Agent or its assignee;

         (d) any limitation on any Person's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof;

         (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to a Grantor or any Subsidiary of a Grantor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not a Grantor shall have notice or knowledge of any of the foregoing; or

         (f) any other event or circumstance that, but for this provision, might release or discharge a guarantor or other surety from its obligations as such.

         7.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon each Grantor and its successors and assigns and shall inure to the benefit of the Administrative Agent and its successors and assigns; PROVIDED that no Grantor may transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Administrative Agent. All agreements, statements, representations and warranties made by each Grantor herein or in any certificate or other instrument delivered by such Grantor or on its behalf under this Agreement shall be considered to have been relied upon by the Administrative Agent and shall survive the execution and delivery of this Agreement and the other Loan Documents, regardless of any investigation made by the Secured Creditors on their behalf.

         7.6 HEADINGS DESCRIPTIVE. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         7.7 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         7.8 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF ILLINOIS.

         7.9 ENFORCEMENT EXPENSES. The Grantors jointly and severally agree to pay, or reimburse the Administrative Agent, to the extent not paid pursuant to
Section 15.5 of the Credit Agreement, for any and all out-of-pocket fees, costs, and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Security Interest of the Administrative Agent in the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs, and expenses in connection with the enforcement of this Agreement, the protection, preservation and maintenance of the Collateral and the Administrative Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral, the perfection of the Security Interest, and any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel employed by the Administrative Agent).

         7.10 TERMINATION; RELEASE. At such time as the Commitments are terminated, all Letters of Credit have expired or have been cash collateralized and the principal and interest on the Notes, all other amounts payable by the Borrowers under the Credit Agreement, the other Loan Documents and the Obligations under this Agreement (other than unasserted indemnity obligations) shall have been paid in full, this Agreement shall terminate (except for provisions that by their terms survive such termination). Upon such termination, the Administrative Agent, at the expense of the Grantors, shall take such actions as are appropriate and reasonably requested by the Grantors in connection therewith to evidence such termination. Upon any disposition of Collateral by any Grantor permitted under the Credit Agreement, such Collateral shall be sold or otherwise disposed of free and clear of the Lien created by the Collateral Documents and the obligations of this Agreement and the Administrative Agent, at the expense of the Grantors, shall take such actions as are appropriate and reasonably requested by the Grantors in connection therewith.

         7.11 ADMINISTRATIVE AGENT. The Administrative Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. The acceptance by the Administrative Agent of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Administrative Agent to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral. Notwithstanding anything to the contrary contained in SECTION 8.3 of this Agreement or SECTION 15.1 of the Credit Agreement, this SECTION 7.11, and the duties and obligations of the Administrative Agent set forth in this SECTION 7.11, may not be amended or modified without the consent of the Administrative Agent.

         7.12 OTHER CREDITORS NOT THIRD PARTY BENEFICIARIES. No creditor of any Grantor or any of its Affiliates, or other Person claiming by, through or under any Grantor or any of its Affiliates, other than the Administrative Agent and its respective successors and assigns, shall be a beneficiary or third party beneficiary of this Agreement or otherwise shall derive any right or benefit herefrom.

         7.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Parent and the Administrative Agent.

         7.14 EFFECTIVENESS. This Agreement shall be effective as to any Grantor upon its execution and delivery to the Administrative Agent of a counterpart of this Agreement manually executed on behalf of such Grantor, regardless of the date of this Agreement or the date this Agreement is executed and delivered by any other party hereto.

         7.15 WAIVER OF JURY TRIAL. EACH GRANTOR AND THE ADMINISTRATIVE AGENT EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH GRANTOR HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY SECURED CREDITOR HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH SECURED CREDITOR WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         7.16 ADDITIONAL GRANTORS. Each Subsidiary of the Parent (other than a Non-United States Subsidiary) that was not in existence or not such a Subsidiary on the date of the Credit Agreement is required to enter this Agreement as a Grantor upon becoming a Subsidiary if such Subsidiary owns or possesses property of a type that would be considered Collateral hereunder. Upon execution and delivery by the Administrative Agent and such a Subsidiary of an instrument in the form of ANNEX I hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as party to this Agreement.

                      SECTION 8. THE ADMINISTRATIVE AGENT.

         LaSalle Bank National Association, a national banking association, has been appointed Administrative Agent for the Lenders hereunder pursuant to
Section 13 of the Credit Agreement. It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Administrative Agent pursuant to the Credit Agreement and that the Administrative Agent has agreed to act (and any successor administrative agent shall act) as such hereunder only on the express conditions contained in such Section 13. Any successor administrative agent appointed pursuant to Section 13 of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.


                     [Remainder of page intentionally blank]

         IN WITNESS WHEREOF, the Grantors and the Administrative Agent have executed this Agreement as of the date first above written.


                                          PARENT:

                                          ROHN INDUSTRIES, INC.


                                          By:   /s/ Brian B. Pemberton
                                             -----------------------------------
                                             Name:  Brian B. Pemberton
                                             Title: President & CEO



                                          ADMINISTRATIVE AGENT:


                                          LASALLE BANK NATIONAL ASSOCIATION


                                          By:   /s/ James Hess
                                             -----------------------------------
                                             Name:  James Hess
                                             Title: Vice President



                                          GRANTORS:


                                          ROHN INSTALLATION SERVICES, INC.


                                          By:   /s/ Brian B. Pemberton
                                             -----------------------------------
                                             Name:  Brian B. Pemberton
                                             Title: President & CEO



                                          ROHN ENCLOSURES, INC.


                                          By:   /s/ Brian B. Pemberton
                                             -----------------------------------
                                             Name:  Brian B. Pemberton
                                             Title: President & CEO

                                          ROHN, INC.


                                          By:   /s/ Brian B. Pemberton
                                             -----------------------------------
                                             Name:  Brian B. Pemberton
                                             Title: President & CEO



                                          ROHN PRODUCTS, INC.


                                          By:   /s/ Brian B. Pemberton
                                             -----------------------------------
                                             Name:  Brian B. Pemberton
                                             Title: President & CEO



                                          ROHN CONSTRUCTION, INC.


                                          By:   /s/ Brian B. Pemberton
                                             -----------------------------------
                                             Name:  Brian B. Pemberton
                                             Title: President & CEO



                                          FOLDING CARRIER CORP.


                                          By:   /s/ Brian B. Pemberton
                                             -----------------------------------
                                             Name:  Brian B. Pemberton
                                             Title: President & CEO



                                          ROHN FOREIGN HOLDINGS, INC.


                                          By:   /s/ Brian B. Pemberton
                                             -----------------------------------
                                             Name:  Brian B. Pemberton
                                             Title: President & CEO

                                          UNR REALTY, INC.


                                          By:   /s/ Brian B. Pemberton
                                             -----------------------------------
                                             Name:  Brian B. Pemberton
                                             Title: President & CEO

                                    EXHIBIT A

                              FILING JURISDICTIONS

                         (See Section 3.1 of Agreement)


FILING OFFICE FOR FINANCING STATEMENTS (SEPARATED BY GRANTOR):

                                    EXHIBIT B

                                    LOCATIONS

              (See Sections 3.3, 3.4, 4.1(G) and 7.12 of Agreement)


Full and Complete Corporate or Organizational Name (for each Grantor):



Principal Place of Business and Mailing Address (for each Grantor):

         [Address]
         Facsimile:
         Telephone:
         Attention:

Location(s) of Receivables Records (if different from Principal Place of Business above, and separated by Grantor):



Locations of Inventory and Equipment and Fixtures (separated by Grantor):



A.       PROPERTIES OWNED BY EACH GRANTOR:




B.       PROPERTIES LEASED BY THE GRANTORS (INCLUDE LANDLORD'S NAME):




C. PUBLIC WAREHOUSES OR OTHER LOCATIONS PURSUANT TO BAILMENT OR CONSIGNMENT ARRANGEMENTS (INCLUDE NAME OF WAREHOUSE OPERATOR OR OTHER BAILEE OR CONSIGNEE):



D.       OTHER PROPERTIES:

                                    EXHIBIT C

                                   OTHER NAMES

                         (See Section 3.5 of Agreement)

OTHER CORPORATE, FICTITIOUS OR TRADE NAMES (SEPARATED BY GRANTOR):

                                    EXHIBIT D

                               FILING REQUIREMENTS

                         (See Section 3.8 of Agreement)



E. AIRCRAFT/ENGINES, SHIPS, RAILCARS AND OTHER VEHICLES GOVERNED BY FEDERAL STATUTE (SEPARATED BY GRANTOR):

         DESCRIPTION                        REGISTRATION NUMBER






F. PATENTS, COPYRIGHTS, TRADEMARKS PROTECTED UNDER FEDERAL LAW (SEPARATED BY GRANTOR)*:







---------------------
*For (i) trademarks, show the trademark itself, the registration date and the registration number; (ii) trademark applications, show the trademark applied for, the application filing date and the serial number of the application; (iii) patents, show the patent number, issue date and a brief description of the subject matter of the patent; and (iv) patent applications, show the serial number of the application, the application filing date and a brief description of the subject matter of the patent applied for. Any licensing agreements for patents or trademarks should be described on a separate schedule.

                                    EXHIBIT E

                                    FIXTURES

                         (See Section 3.8 of Agreement)


LEGAL DESCRIPTION, COUNTY, STREET ADDRESS AND NAME AND ADDRESS OF RECORD OWNER OF PROPERTY ON WHICH FIXTURES ARE LOCATED (SEPARATED BY GRANTOR):

                                    EXHIBIT F

                     FEDERAL EMPLOYER IDENTIFICATION NUMBERS

                         (See Section 3.10 of Agreement)


FEDERAL EMPLOYER IDENTIFICATION NUMBERS (SEPARATED BY GRANTOR):

                                    EXHIBIT G

                                DEPOSIT ACCOUNTS

                         (See Section 4.7 of Agreement)


ACCOUNT NUMBER, INSTITUTION, ADDRESS AND PURPOSE OF EACH DEPOSIT
ACCOUNT(SEPARATED BY GRANTOR):

                                     ANNEX 1
                                       to
                               Security Agreement

                        [FORM OF NEW GRANTOR SUPPLEMENT]

                  SUPPLEMENT NO. dated as of ______________, 20__ (this "SUPPLEMENT"), to the Security Agreement dated as of March 8, 2001 (the "SECURITY AGREEMENT"), among ROHN INDUSTRIES, INC., a Delaware corporation (the "PARENT"), each of the Parent's domestic Subsidiaries (as defined in the Credit Agreement hereinafter referred to) party hereto, as grantors (together with the Parent, the "BORROWERS" or the "GRANTORS" and each a "BORROWER" or a "GRANTOR"), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the Lenders (as defined below).

                             PRELIMINARY STATEMENTS:

         1. Reference is made to the Credit Agreement dated as of March 8, 2001 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrowers, the lenders from time to time party thereto (the "LENDERS"), the Administrative Agent and National City Bank, a national banking association, as syndication agent for the Lenders (in such capacity, the "SYNDICATION AGENT").

         2. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and the Credit Agreement.

         3. The Grantors have entered into the Security Agreement to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 10.11 of the Credit Agreement, each Subsidiary of the Borrower (other than Non-United States Subsidiaries) that was not in existence or not a Subsidiary on the date of the Credit Agreement is required to enter into the Security Agreement as a Grantor upon becoming a Subsidiary if such Subsidiary owns or possesses property of a type that would be considered Collateral under the Security Agreement. Section 7.16 of the Security Agreement provides that additional Subsidiaries (other than Non-United States Subsidiaries) of the Borrower may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "NEW GRANTOR") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

                                   AGREEMENT:

         In consideration of the premises and the mutual agreements contained in this Agreement, the New Grantor and the Administrative Agent agree as follows:

         1. In accordance with Section 7.16 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Obligations (as defined in the Credit Agreement), does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Lenders, their successors and assigns, a security interest in and lien on all the New Grantor's right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor. Each reference to a "Grantor" in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

         2. The New Grantor represents and warrants to the Administrative Agent and the Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

         3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

         4. The New Grantor hereby represents and warrants that (a) set forth on EXHIBITS A through G attached hereto are true and correct schedules of any and all Collateral of the New Grantor and (b) set forth under its signature hereto, is the true and correct location of the chief executive office of the New Grantor.

         5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

         6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

         7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         8. All communications and notices hereunder shall be given in accordance with the terms of the Credit Agreement.

         9. The New Grantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent (including, without limitation, the reasonable fees and disbursements of counsel employed by the Administrative Agent).

         IN WITNESS WHEREOF, the New Grantor and the Administrative Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.


                                          [Name of New Grantor], as New Grantor


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:
                                             Address:



                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          as Administrative Agent


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                    EXHIBIT A

                              FILING JURISDICTIONS

                         (See Section 3.1 of Agreement)


FILING OFFICE FOR FINANCING STATEMENTS (SEPARATED BY GRANTOR):

                                    EXHIBIT B

                                    LOCATIONS

              (See Sections 3.3, 3.4, 4.1(G) and 7.12 of Agreement)


Full and Complete Corporate or Organizational Name (for each Grantor):



Principal Place of Business and Mailing Address (for each Grantor):

         [Address]
         Facsimile:
         Telephone:
         Attention:

Location(s) of Receivables Records (if different from Principal Place of Business above, and separated by Grantor):




Locations of Inventory and Equipment and Fixtures (separated by Grantor):




A.       PROPERTIES OWNED BY EACH GRANTOR:




B.       PROPERTIES LEASED BY THE GRANTORS (INCLUDE LANDLORD'S NAME):




C. PUBLIC WAREHOUSES OR OTHER LOCATIONS PURSUANT TO BAILMENT OR CONSIGNMENT ARRANGEMENTS (INCLUDE NAME OF WAREHOUSE OPERATOR OR OTHER BAILEE OR CONSIGNEE):



D.       OTHER PROPERTIES:

                                    EXHIBIT C

                                   OTHER NAMES

                         (See Section 3.5 of Agreement)

OTHER CORPORATE, FICTITIOUS OR TRADE NAMES (SEPARATED BY GRANTOR):

                                    EXHIBIT D

                               FILING REQUIREMENTS

                         (See Section 3.8 of Agreement)



A. AIRCRAFT/ENGINES, SHIPS, RAILCARS AND OTHER VEHICLES GOVERNED BY FEDERAL STATUTE (SEPARATED BY GRANTOR):

         DESCRIPTION                        REGISTRATION NUMBER





B. PATENTS, COPYRIGHTS, TRADEMARKS PROTECTED UNDER FEDERAL LAW (SEPARATED BY GRANTOR)*:











---------------------
*For (i) trademarks, show the trademark itself, the registration date and the registration number; (ii) trademark applications, show the trademark applied for, the application filing date and the serial number of the application; (iii) patents, show the patent number, issue date and a brief description of the subject matter of the patent; and (iv) patent applications, show the serial number of the application, the application filing date and a brief description of the subject matter of the patent applied for. Any licensing agreements for patents or trademarks should be described on a separate schedule.

                                    EXHIBIT E

                                    FIXTURES

                         (See Section 3.8 of Agreement)


LEGAL DESCRIPTION, COUNTY, STREET ADDRESS AND NAME AND ADDRESS OF RECORD OWNER OF PROPERTY ON WHICH FIXTURES ARE LOCATED (SEPARATED BY GRANTOR):

                                    EXHIBIT F

                     FEDERAL EMPLOYER IDENTIFICATION NUMBERS

                         (See Section 3.10 of Agreement)


FEDERAL EMPLOYER IDENTIFICATION NUMBERS (SEPARATED BY GRANTOR):

                                    EXHIBIT G

                                DEPOSIT ACCOUNTS

                         (See Section 4.7 of Agreement)


ACCOUNT NUMBER, INSTITUTION, ADDRESS AND PURPOSE OF EACH DEPOSIT
ACCOUNT(SEPARATED BY GRANTOR):












                                       G-1